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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
                     --------------------------------------

      AGREEMENT, dated as of September 24, 1998, among Peter Bowman ("Bowman"), Lawrence Rafkin ("Rafkin"), Robert Gillespie ("Gillespie"), Steven Rotella ("Rotella"), Steven Swartz ("Swartz"), Joseph Calabro ("Calabro"), Febe Dwyer ("Dwyer"), Barbara Glass-Seran and Clifford Seran ("Seran"), Stanley Lerner ("Lerner"), Annette Monti, Christina Monti, Jack Monti, Rogelio and Linda Valencia ("Valencia") and Phyllis Wood ("Wood") (Bowman, Rafkin, Gillespie, Rotella, Swartz, Calabro, Dwyer, Seran, Lerner, Annette Monti, Christina Monti, Jack Monti, Valencia and Wood, each a "Seller," and, together, "Sellers"), and
(ii) IBS Interactive, Inc., a Delaware Corporation ("IBS" or the "Buyer").

      WHEREAS, DesignFX Interactive, LLC ("DesignFX"), was organized pursuant to the New Jersey Limited Liability Company Act pursuant to a certificate of organization filed on April 17, 1996, and an operating agreement among the Sellers dated November 5, 1996 (the "Operating Agreement");

      WHEREAS, Bowman, Rafkin and Gillespie are the Class A Members (as such term is defined in the Operating Agreement) of DesignFX, owning, in the aggregate, 139 Class A Units
(as such term is defined in the Operating Agreement);

      WHEREAS, Bowman, Rafkin, Rotella, Swartz, Calabro, Dwyer, Seran, Lerner, Annette Monti, Christina Monti, Jack Monti, Valencia and Wood are the Class B Members (as such term is defined in the Operating Agreement) of DesignFX, owning, in the aggregate, 821 Class B Units (as such term is defined in the Operating Agreement) (the Class A Units and the Class B Units, together, "Units");

      WHEREAS, the Sellers and Buyer desire to combine the business of DesignFX with the business IBS;

      WHEREAS, to accomplish such combination, the Sellers desire to sell, assign and transfer their respective Units to Buyer, and Buyer desires to purchase such Units from Sellers;

      WHEREAS, the admission of Buyer, as the sole member of DesignFX, is subject to the consent of the Class A Members to protect the integrity and preserve the viability of DesignFX;

      WHEREAS, the Class A Members have decided that it is in the best interests of DesignFX to combine its business with the businesses of Buyer through the sale of the Units from Sellers to the Buyer;

      NOW, THEREFOR, the parties hereto, intending to be legally bound, hereby and in consideration of the mutual covenants contained herein, agree as follows:

1.   Acquisition of Units; Purchase Price.

     A. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 4), Sellers shall assign, transfer and sell to Buyer, all of the Units owned, respectively, by each Seller, and all of each such respective Seller's right, title and interest in and to the Units and in and to DesignFX, and Buyer shall purchase, acquire and accept from the Sellers all of the issued and outstanding Units.

     B. The aggregate purchase price for all of the issued and outstanding Units shall be $1,251,000 (subject to adjustments as set forth in Sections 1.C and 1.D), payable in 200,160 shares of IBS common stock, par value $.01 per share (the "Common Stock"), at a price per share of Six Dollars and Twenty Five Cents ($6.25) (the "Share Price").

     C. At the Closing (as defined in Section 4), $20,000 of the purchase price (the "First Reserved Amount"), payable in shares of Common Stock (the "First Reserved Shares"), will be held in reserve by Continental Stock Transfer & Trust Company (the "Escrow Agent"). By March 31, 1999 (the "First Reconciliation Date"), IBS and the Class A Members shall reconcile the difference, if any, by which, as of January 31, 1999, the "Current Liabilities" of DesignFX as of the Closing Date (as defined in Section 4) exceed its "Current Assets" as of the Closing Date (as defined in Section 4) by more than $25,000. For purposes of this Agreement: "Current Assets" shall consist of cash on hand, accounts receivable, unbilled revenues relating to works in process, domain registration and due from Trinet Services, LLC; and "Current Liabilities" shall consist of trade accounts payable, customer deposits, equipment payables, an appropriate reserve for bad debts as of the Closing Date, any unpaid interest due Commerce Bank as of the Closing Date (as defined in Section 4) and appropriate and agreed upon accruals. In the event that Current Liabilities exceed Current Assets by more than $25,000, then the difference by which Current Liabilities exceed Current Assets by more than $25,000 shall be subtracted from the First Reserved Amount, and the Escrow Agent shall deliver to Sellers, in the aggregate, only that number of First Reserved Shares, if any, determined by dividing that portion of the First Reserved Amount which remains, if any, by the Share Price.

     D. At the Closing (as defined in Section 4), an additional $125,100 of the purchase price (the "Second Reserve Amount") payable in shares of Common Stock (the "Second Reserved Shares") will be held in reserve by the Escrow Agent. By the last business day prior to the one (1) year anniversary of the Closing Date (as defined in Section 4) (the "Second Reconciliation Date"), IBS and the Class A Members shall determine the dollar value of "Additional Liabilities," if any, to be deducted from the Second Reserved Amount. For purposes of this Agreement, "Additional Liabilities" shall include any and all claims, losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys', accountants' and other professional fees, (collectively, the "Additional Liabilities"), which have been asserted against, sustained, suffered or incurred by the Buyer, or Buyer's respective officers, directors, shareholders and/or legal representatives, arising from or by reason of or in connection with:
          (i) any breach of the respective representations, warranties and covenants made by each of Sellers herein, (ii) the operation of DesignFX on or before the Closing Date, (iii) any taxes owed or payable by DesignFX with respect to any taxable year or portion thereof ending on or before the Closing Date to the extent such taxes are not reflected in the reserve for taxes (if any) shown on the Balance Sheet (as defined in Section 5.H.(ii)), (v) any and all principal and accrued interest owed to Equimark, Inc., over the reserve therefore set forth on the Balance Sheet (as defined in
          Section 5.H.(ii)) as of the Balance Sheet Date (as defined in Section 5.H.(ii)), (vi) any threatened or pending legal actions, whether or not disclosed on Schedule 5.S, and (vi) any other Additional Liabilities asserted against, sustained or incurred by Buyer or DesignFX related to, associated with, or arising from any and all liabilities and obligations of DesignFX, but in all cases Additional Liabilities shall not include: (a) obligations and liabilities reserved against on the Balance Sheet or provided for in Section 1.C,
          (b) liabilities incurred in connection with the operation of the business of DesignFX after the Closing Date, or (c) any single Additional Liability that the claims, losses, damages, expenses or liabilities for, including, without limitation, reasonable attorneys', accountants' and other professional fees, amount to less than $5,000 in the aggregate. The number of Second Reserved Shares, in the aggregate, to be delivered by the Escrow Agent to the Sellers, if any, shall be determined by dividing that portion of the Second Reserved Amount which remains, if any, by the Share Price, and Buyer shall deliver such Second Reserved Shares, if any, to the Custodian, within one (1) week following the Second Reconciliation Date.

     E. The purchase price, less the First Reserved Amount and the Second Reserved Amount (the "Adjusted Purchase Price"), payable in 176,944 shares of Common Stock (the "Closing Shares"), shall be delivered to the Sellers at the Closing (as defined in Section 4).

2. TRANSFER OF SHARES. Each of Sellers agrees that each and every sale, transfer, assignment and/or encumbrance of any of the Closing Shares, the First Reserved Shares or the Second Reserved Shares (the Closing Shares, the First Reserved Shares and the Second Reserved Shares are collectively referred to herein as the "Shares"), respectively, will comply in all respects with the provisions of Rule 144 of the Securities Act of 1933, as amended.

3.   ASSUMPTION OF LIABILITIES.

     A. At the Closing, Buyer shall pay to William and Anita Bowman $17,311.11 as payment in full of all monies owed to them by DesignFX.

     B. With respect to the Equipment Loan Agreement between DesignFX and Equity National Bank, within sixty (60) days following the Closing Date (as defined in Section 4), Buyer will provide Sellers with written proof that: (i) no Seller shall have any further obligations as a personal guarantor of such loan, or (ii) such loan has been repaid in full.

     C. With respect to the $200,000 face amount loan dated July 14, 1997, bearing interest at the rate of 9.75% per annum made by Commerce Bank, NA to DesignFX, which loan certain of the Sellers have personally guaranteed, Buyer will provide Sellers with written proof of the repayment of such loan in full within ten (10) business days following the Closing Date (as defined in Section 4).

4. CLOSING. The closing of the purchase and sale of the Units and the other matters contemplated by this Agreement (the "Closing") shall take place at 10 a.m. on September 24, 1998, at the offices of DesignFX, or at such other time and place as mutually agreed upon by the parties, time being of the essence, (the "Closing Date").

5. REPRESENTATIONS AND WARRANTIES OF SELLERS. The Class A Members (and with respect to Paragraphs 5.A, 5.B, 5.C, 5.D, 5.U and 5.Z, each of the Sellers but with respect to himself only and not with respect to any other Seller), severally and jointly, hereby represent and warrant to Buyer as follows, and acknowledge that the Buyer is relying upon such representations and warranties, respectively, in connection with the purchase by Buyer of the
     Units:

     A. LEGAL CAPACITY; NO RESTRICTIONS. Each of Sellers has full legal capacity, power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. All acts required to be taken by Sellers to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by each of the Sellers in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance (as defined in
          Section 5.B) pursuant to, or require the consent of any third party or governmental authority pursuant to (a) any provision of the certificate of organization or Operating Agreement of DesignFX, or (b) any franchise, mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, regulation, order, judgment or decree to which any of the Sellers or DesignFX is a party or by which any of them (or any of their assets, properties, operations or businesses) may be bound, subject to or affected.

     B. OWNERSHIP. The Sellers own all of the issued and outstanding Units of DesignFX. Set forth on Schedule 5.D is the name, address, number, class and percentage interest of Units owned by each of the Sellers. Each Seller is the sole registered holder and beneficial owner of the Units, free and clear of any and all Encumbrances (the term
          "Encumbrances" as used herein shall mean a mortgage, lien, encumbrance, security interest, restriction, pledge, options, calls, assessments, adverse claims or rights with respect to the property involved). Except as provided in the Operating Agreement, each Seller has all legal right, title and authority to transfer the Units to Buyer as contemplated hereby. The assignment, transfer and sale of the Units to Buyer in accordance with Section 1 hereof will vest in Buyer full right, title and interest in and to such Units, free and clear of any and all Encumbrances.

     C.   SELLERS'  INTEREST  IN  SIMILAR  BUSINESSES.  Except  as set  forth in
          Schedule 5.C to this Agreement, no Seller has any financial interest in any person, firm or entity (other than DesignFX) which is, or since November 5, 1996 was, directly or indirectly, engaged in any business engaged in by DesignFX, or which is a party to any material agreement, other than the lease agreement between DesignFX and Trinet Services, LLC, to which DesignFX is also a party. Notwithstanding the foregoing, Seller shall not be in violation of this Section 5.C solely by owning or investing in less than 5% of the securities of any publicly traded company.

     D. MEMBERSHIP INTERESTS. The authorized membership interests of DesignFX consist of 139 Class A Units and 821 Class B Units. The issued and outstanding Units and the respective holders thereof are as set forth on Schedule 5.D. All issued Units of DesignFX are duly authorized, validly issued and fully paid and non-assessable. No options, warrants or other rights for the purchase of any of the Units of DesignFX or any security convertible into such Units are authorized and outstanding. Except for the Operating Agreement, there are no voting trusts or other contractual commitments or understandings with respect to the ownership, transfer and voting of the Units. There are no contracts, commitments or understandings to issue any additional Units and there are not securities or rights of any kind outstanding which are convertible into or exchangeable for any Units or other interests in DesignFX.

     E. SUBSIDIARY; INVESTMENTS IN OTHERS. DesignFX has no subsidiaries and does not: (i) own, directly or indirectly, any capital stock or membership interests of another corporation; or (ii) have any interest, directly or indirectly, in any unincorporated association, partnership, joint venture or other entity, nor has DesignFX made any commitment to purchase any capital stock of, or otherwise made any investment in, any other corporation, unincorporated association, partnership, joint venture or other entity.

     F. COMPANY EXISTENCE AND POWER. DesignFX is a limited liability company duly organized and validly existing and in good standing under the laws of the State of New Jersey, the only state in which it transacts business. DesignFX has the power to own, lease or operate its properties and to carry on its business as now being conducted. The Class A Members have furnished to Buyer true and complete copies as the same are currently in effect of (i) the Operating Agreement of DesignFX and all amendments thereto, certified as true and correct by each of the Class A Members, and (ii) the certificate of organization of DesignFX certified by the Secretary of State or other appropriate governmental official of its jurisdiction of organization.

     G. RECORDS. The books of account, minute books and membership list, including any transfers of membership interest, of DesignFX, previously delivered by Sellers to Buyer or their representatives, are complete and correct in all material respects, and there have been no material transactions involving DesignFX which properly should have been set forth therein and which have not been so set forth.

     H. FINANCIAL STATEMENTS. The Class A Members have delivered to Buyer the following financial statements, including notes, comments, schedules (except for prepaid insurance and fixed assets), and supplemental data therein (collectively called the "Financial Statements"), all of which have been prepared from the books and records of DesignFX in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of DesignFX as at their respective dates and the results of the operations of DesignFX for the periods covered thereby (except its Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and normal presentation items):

          (i) unaudited balance sheets of DesignFX at December 31, 1996 and 1997, and statements of income, cash flow and changes in members' equity for the years then ended, all prepared by Jerold D. Gerstein & Company, certified public accountants.

          (ii) unaudited   consolidated  balance  sheet  of  DesignFX  ("Balance
               Sheet") as at September 15, 1998 ("Balance Sheet Date"), and unaudited consolidated statements of income, cash flow and changes in members' equity for the eight months and fifteen days then ended ("Interim Financial Statements").

          (iii)the Interim Financial Statements reflect all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties and lease purchase agreements to which DesignFX is a party or by which any of its properties is bound.

          (iv) without limiting the generality of the foregoing provisions of this Section 5.H, the Financial Statements have been prepared on the following bases:

               (a) All fixed assets and equipment have been valued at actual cost less accumulated depreciation, and no asset has, directly or indirectly, been written up.

               (b) The statements of income do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified therein.

               (c) Pension, benefit and welfare plan payments and severance pay have been accrued for each employee of DesignFX as of the Balance Sheet Date, on the basis of benefits customarily granted. Vacation and sick pay have not been accrued as of the Balance Sheet Date. DesignFX's aggregate liability for vacation and sick pay as of the Balance Sheet Date does not exceed $10,000. Bonuses are not accrued by DesignFX until year end. All bonuses are discretionary and no employee of DesignFX has any contractual rights to a bonus for any period during the fiscal year ending December 31, 1998.

               (d) Transactions between DesignFX and any affiliate thereof are fully disclosed.

               (e) Except as set forth on Schedule 5.H(iv).(e), the accounts receivable of DesignFX included in the Balance Sheet are collectible in full over the period of usual trade terms (by use of DesignFX's normal collection methods), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such net receivables, and all such receivables are actual and bona fide receivables representing the total dollar amount thereof shown on the books of DesignFX.

               (f) DesignFX has no liabilities, whether absolute, accrued, contingent or otherwise, except (A) as and to the extent reflected or reserved against on the Balance Sheet, and (B) those incurred in the ordinary course of business and consistent with prior practices, not in the aggregate materially adverse, since the Balance Sheet Date or otherwise disclosed on Schedule S. To each of Bowman's, Rafkin's and Gillespie's knowledge, there are no facts or circumstances existing on the date hereof which could be reasonably likely to result in the occurrence of any such liability.

     I. TAXES, TAX RETURNS. All federal, state, local and foreign income, excise, property, sales and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by DesignFX and by any other person, firm or corporation which will or may be liabilities of DesignFX, for all periods ending on or before the Balance Sheet Date, have been paid in full, or have been fully reserved against on the Balance Sheet. DesignFX has filed all federal, state, local and foreign income, excise, property, sales, withholding, social security, information returns and other tax returns, reports and related information ("Returns") required to have been filed by it prior to the date hereof, and no extensions of the time for filing a Return is presently in effect. The Returns that have been filed have been accurately prepared and have been duly and timely filed. DesignFX is not and has never been a member of any affiliated group filing a consolidated tax return. None of DesignFX's Returns have been examined by any governmental or other authority exercising any taxing or tax regulatory authority for any fiscal years or periods since it came into business. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return, or payment of any tax, governmental charge, assessment, deficiency, penalties, fines or interest by DesignFX. There is no action, suit, proceeding, investigation or claim now threatened or pending against DesignFX in respect of taxes, governmental charges or assessments, or any matter under discussion with any governmental or other taxing authority relating to taxes, governmental charges or assessments asserted by any such authority.

     J. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, DesignFX has not:

          (i) issued, delivered or agreed to issue or deliver any Units, other membership interest, bonds or other Company securities, or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereto except as contemplated herein;

          (ii) borrowed or agreed to borrow any funds except indebtedness due to Commerce Bancorp, Inc., not in excess of the amount thereof shown on the Balance Sheet;

          (iii)incurred  any   obligation  or  liability,   absolute,   accrued,
               contingent or otherwise, whether due or to become due, except current liabilities for trade obligations due to third parties incurred in the ordinary course of business and consistent with prior practice;

          (iv) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities not in excess of $1,500 incurred since the Balance Sheet Date in the ordinary course of business and consistent with prior practice;

          (v) sold, transferred, leased to others or otherwise disposed of any assets, except for inventories sold for fair consideration in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

          (vi) except as set forth in Schedule 5.J, received any notice of termination of any contract, lease or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or might reasonably be expected to have, a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations or prospects;

          (vii)reduced its inventories or supplies below normal and adequate levels for the continuation of business in the usual course;

          (viii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any other labor trouble other than routine grievance matters none of which is material, or had any material change in its relations with its employees, agents, customers or suppliers;

          (ix) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

          (x) except as set forth in Schedule 5.J, made any accrual or arrangement for any payment or any bonus, or any severance or termination pay to (a) any present or former officer or employee who is or was receiving compensation at an annual rate in excess of $10,000; or (b) any person, firm or corporation which is or was furnishing professional or consulting services to DesignFX;

          (xi) increased the rate of compensation payable or to become payable by it to any of its directors, officers or employees who is or was receiving compensation at an annual rate in excess of $10,000; entered into an employment agreement or amended any employment agreement for any such person; or made any material increase in any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such director, officer or employees;

          (xii)except as set forth in Schedule 5.J, declared or made, or agreed to declare or make, any payment of distributions of any assets of any kind whatsoever to any Seller or any affiliate of any Seller, or purchased or redeemed, or agreed to purchase or redeem, any of its Units, or made or agreed to make any payment to any Seller or any affiliate of any Seller, whether on account or with respect to long-term debt, management fees or otherwise;

          (xiii) suffered any other change, event or condition which, in any case or in the aggregate, has had or is reasonably expected to have a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or,

          (xiv)entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses.

     K. TITLE TO PROPERTIES. Set forth on Schedule 5.K is a description of all real property owned by DesignFX or in which DesignFX has a leasehold or other interest or which is used by DesignFX in connection with the operation of its business, together with a description of each lease, sublease, license or any other instrument under which DesignFX claims or holds such leasehold or other interest or right to the use thereof or pursuant to which DesignFX has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof. DesignFX has good and marketable title to all its properties and assets, including, without limitation, those reflected in its books and records and in the Balance Sheet except (a) inventory sold for fair consideration or consumed after the Balance Sheet Date in the ordinary course of business, and (b) assets no longer used or useful in the conduct of its business which in the aggregate do not have a fair market value in excess of $3,000, the sale of which does not conflict with or constitute a breach of the representations, warranties or provisions of this Agreement. None of the properties and assets of DesignFX are subject to any Encumbrance or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except for (i) those which are set forth in the Balance Sheet as securing specific liabilities, or (ii) as set forth in Schedule 5.K. All the properties and assets owned, leased or used by DesignFX are in good operating condition and repair, are suitable for the purposes used, and are adequate and sufficient for all current operations, and meet all applicable laws, rules and regulations relating to such property. All leases are in full force and effect and true and complete copies of all leases have been delivered to the Buyer or their representatives.

     L. PERMITS AND LICENSES; Compliance with Law. All licenses, permits, authorizations, variances, exemptions, orders and approvals from federal, state, local and foreign governmental and regulatory bodies held or required to be held by DesignFX in connection with its ownership and lease of real and personal property and the operation of its business have been obtained. DesignFX is in compliance in all material respects with the terms of such licenses, permits, authorizations, variances, exemptions, orders and approvals held by it or applicable to it and with all material requirements, standards and procedures of the federal, state, local and foreign governmental or regulatory bodies which issued them. Except as set forth in Schedule 5.L, DesignFX is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, codes, regulations, orders, requirements and standards of procedures which are applicable in any material respect to its business. Schedule 5.L includes, to the extent that any of the following exists: (i) a list of each adjudged violation; and (ii) a list of each asserted violation, notice of inspection, inspection report or any other written report (excluding Returns) delivered by any governmental or regulatory agency to DesignFX or delivered by DesignFX to any governmental or regulatory agency relating to enforcement of or compliance with any of such laws, ordinances, codes, regulations, orders, requirements, standards and procedures material to DesignFX. Except as set forth on Schedule 5.L, (i) DesignFX has complied with all existing federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, and neither the ownership nor use of DesignFX's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any term or provision of (a) the certificate of organization or Operating Agreement of DesignFX, as presently in effect, or (b) any mortgage, indenture, deed of trust or material Encumbrances, lease, license or agreement or any law, ordinance, rule, regulation, order, judgment or decree to which DesignFX is a party or by which it or any of its properties, assets or operations may be bound or affected or which might materially adversely affect any such properties, assets or operations; and (ii) Each of Bowman, Rafkin and Gillespie do not know of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of DesignFX and which might materially adversely affect its properties, assets, operations or prospects, either before or after the Closing Date. Without limiting the generality of the foregoing, to the best knowledge and belief of Bowman, Rafkin and Gillespie, neither Sellers, DesignFX nor any manager, employee or agent of DesignFX has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a contract for or to influence a decision in favor of DesignFX where such offer, payment or gift was or would be, if made, in violation of any applicable law, nor have they maintained cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of DesignFX for this purpose.

     M. CONTRACTS WITH CUSTOMERS AND OTHERS. Except as set forth in Schedule 5.M, none of the customers or other persons which are parties to any agreements to which DesignFX is a party has notified DesignFX of any intention to terminate its contract or arrangement for service, as a result of the transactions consummated hereby or otherwise.

     N. PRODUCT WARRANTIES AND GUARANTEES. Except with respect to product warranties or guarantees of any nature described in Schedule 5.N and provided by DesignFX in the ordinary course of business, DesignFX is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

     O. MATERIAL AGREEMENTS; VALIDITY; NO DEFAULT. Schedule 5.O sets forth a description of (i) all acquisition agreements pursuant to which DesignFX has any continuing obligation, and any claims by parties other than DesignFX with respect thereto; (ii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which DesignFX is a party relating to the sale or furnishing by it of goods or services where the consideration for such sale is $5,000 or more, in any single case, any claims by parties other than DesignFX with respect thereto, and any express product guarantees or warranties made by DesignFX relating to its goods or services; (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which DesignFX is a party relating to the purchase by it of goods or services where the consideration for such purchase is $5,000 or more, in any single case, and any claims by DesignFX with respect thereto; and (iv) all contracts, agreements and commitments not yet fully performed,
          pursuant  to  which   DesignFX   will  acquire  the  business  or  any
          substantial portion of the assets of any other person, firm or corporation. All the contracts, agreements, leases, licenses and commitments required to be listed in any of the Schedules are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect. Except as set forth in such Schedules, there is not under any such contract, agreement, lease, license or commitment (a) any existing material default by DesignFX or any event which, after notice or lapse of time, or both, would constitute a material default by DesignFX or result in a right to accelerate by any other person or a loss of any rights of DesignFX and
          (b) to the best of each of Bowman's, Rafkin's and Gillespie's knowledge, any default by any other person, or any event which, after notice or lapse of time, or both, would constitute a default by any such person or result in a right to accelerate by DesignFX or a loss of any rights of any such person. DesignFX is not a party to or bound by any contract, agreement, lease, license or commitment which, upon performance, is reasonably expected to result in any loss or liability to DesignFX. True and complete copies of all contracts, agreements, leases, licenses, commitments and other documents listed on such Schedules (together with any and all amendments thereto) have been delivered to Buyer or its representatives.

     P. INTELLECTUAL PROPERTY. Set forth on Schedule 5.P is a description of all patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, domain names, copyrights and copyright registrations, and applications therefor of DesignFX (the "Intellectual Property"). Except as set forth in Schedule 5.P, DesignFX owns or possesses the royalty-free license or other right to use all Intellectual Property which are listed on Schedule 5.P or which are necessary to conduct its business as presently operated without conflict with or infringement upon any valid rights of others. To each of the Class A Member's knowledge, no person, firm, corporation or other entity is entitled to restrain DesignFX from using any such copyright, trademark, service mark, service name, trade name, domain names or patent. DesignFX has not received any notice claiming that it is infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, domain name, patents, patent rights, licenses or trade secrets owned by any person, firm, corporation or other entity. Except as set forth on Schedule 5.P, there are no outstanding options, licenses or agreements of any kind with respect to the Intellectual Property. None of the Sellers or DesignFX's managers or employees or any affiliate thereof has any interest in any Intellectual Property.

     Q. CONSENTS. Except as set forth in Schedule 5.Q attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by DesignFX or Sellers, (i) in order for this Agreement to constitute legal, valid and binding obligations of Sellers or to authorize or permit the consummation by Sellers of the transactions contemplated hereby and thereby or (ii) under or pursuant to any governmental or quasi-governmental permits, licenses, consents authorizations or approvals held by or issued to DesignFX (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

     R. RECEIVABLES. Except as set forth in Schedule 5.R, all receivables of DesignFX (including loans receivable and advances) other than accounts receivable which are reflected in the Balance Sheet, and all such receivables which have arisen since the Balance Sheet Date, constituted and will constitute only valid claims against third parties not affiliated with the Company, arising only from bona fide transactions in the ordinary course of business and shall be (or have been) fully collected or collectible when due in accordance with the usual terms customarily utilized by DesignFX without resort to litigation and without defense, offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with prior practice as reflected on the Balance Sheet. Sellers have delivered to Buyer an aging schedule for the accounts receivable of DesignFX at the Balance Sheet Date.

     S. LITIGATION. Except as set forth on Schedule 5.S, there is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of each of the Class A Members threatened, against or relating to DesignFX, its properties, assets, business or Units or the transactions contemplated by this Agreement, and Bowman, Rafkin and Gillespie do not know of any basis of the same. Except as disclosed on Schedule 5.R, there is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which DesignFX is a party or by which DesignFX or its assets, properties, business or Units are bound.

     T. EMPLOYEE PLANS. Schedule 5.T sets forth a description of all Employee Plans (as defined below), the financial and actuarial condition of such plans, the extent to which they are funded, and the actuarial assumptions utilized in calculating the financial condition thereof. "Employee Plans" means all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock options, bonus or other incentive plans, severance plans, or other employee benefit plans or arrangements, whether or not funded, covering any of DesignFX's current or former officers, employees, directors or consultants or to which DesignFX is a party or bound or otherwise may have any liability to any person (including any such plan formerly maintained or in connection with which DesignFX may have any liability to any person after the Closing, and any such plan which is a multi-employer plan. No Employee Plan fails to comply in full with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, in such a manner as to constitute, in the aggregate, a material adverse event. Complete and correct copies of all determination letters issued by the Internal Revenue Service relating to any qualified plans under Section 401(a) of the Internal Revenue Code have previously been delivered to Buyer. No facts or circumstance, including, without limitation, any "reportable events" as defined in ERISA and the regulations promulgated under ERISA, exist in connection with such plans which constitute, in the aggregate, a material adverse event, or which might constitute grounds for the termination of any such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, nor does any such plan have any funding deficiency.

               DesignFX has complied with and performed in all material respects all contractual obligations required by it to be performed with respect to any Employee Plan or any related trust agreement or insurance contract. All contributions and other payments required to be made by DesignFX to any Employee Plan prior to the date hereof has been made. Except as disclosed in Schedule 5.T, DesignFX has not communicated generally to its employees regarding any material increases of benefit levels (or creation of material new benefits) with respect to any Employee Plan beyond those reflected in the current Employee Plans.

               Except  as  set  forth  in  Schedule   5.T,   DesignFX   has  not
          participated in or incurred an obligation to contribute to any Multiemployer Plan (as defined in Section 3(37) of ERISA) or incurred or been notified of any withdrawal liability in respect of any such plan.

     U. INSURANCE. Set forth on Schedule 5.U is a description of all fire, theft, casualty, liability and other insurance policies insuring DesignFX, all performance bonds, customs bonds and the like maintained by, or for the benefit of, DesignFX, and all life insurance policies maintained for any of its employees, specifying with respect to each such policy or bond the name of the insurer or issuer, the risk insured against or covered thereby, the limits of coverage, the deductible amount (if any), the premium rate or cost and the date through which coverage will continue by virtue of premiums already paid. DesignFX maintains adequate insurance coverage for all normal risks incident to DesignFX's assets, properties and business operations. Such insurance will continue to be in force as of the Closing Date.

     V. DISCLOSURE. No representation or warranty by Sellers contained in this Agreement, and no information contained in any Schedule or other instrument furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     W. BANK ACCOUNTS. Schedule 5.W sets forth the name of each bank or other financial institution in which DesignFX has an account or safe deposit box or vault arrangement and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from DesignFX and a summary of the terms thereof.

     X. EMPLOYEE MATTERS. Schedule 5.X sets forth (i) the name of each employee of DesignFX; the amount paid to him for services rendered during the calendar years 1996 and 1997; the current annual rate of his compensation; a list of all written contracts of employment of DesignFX and all consulting agreements with DesignFX and the terms thereof; (ii) all collective bargaining or other labor agreements, if any, to which DesignFX is a party; all affirmative action plans or other such plans in effect since November 5, 1995; (iii) all union organizing efforts conducted or being conducted or threatened with respect to employees of DesignFX; all labor-related work stoppages experienced by DesignFX since November 5, 1995; and (iv) all reports filed since November 5, 1995 with governmental agencies relating to equal employment opportunities and employment of protected minorities (including women and persons over age 40); all decisions rendered by governmental agencies (including Courts and the Equal Employment Opportunity Commission) with respect to claims or complaints filed alleging unlawful, discriminating employment practices; and all such claims or complaints now pending; and, (v) the managers of DesignFX now in office. Other than as set forth in Schedule 5.X, DesignFX has no employment agreements with any of its employees other than At-Will employment agreements that give DesignFX the right to terminate at any time any such employee without notice or cause.

     Y. FINDERS' AND BROKERS' FEES. Neither Sellers nor DesignFX, nor anyone on behalf of any such persons, has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

     Z.   INVESTMENT INTENT.

          (i) Each certificate representing the Shares shall be imprinted with a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED
          THEREUNDER.  THE  TRANSFER  OF  THE  SECURITIES  REPRESENTED  BY  THIS
          CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 24, 1998 AND AS AMENDED AND MODIFIED FROM TIME TO TIME BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT CHARGE.

          (ii) Each of Sellers, respectively, is acquiring the Shares for his, her or its own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such Shares or any part thereof.

          (iii)Each of Sellers, respectively, is (a) an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, or (b) is an investor experienced in the valuation of businesses similar to IBS, and
               (c) is able to fend for him, her or its self in the transactions contemplated by this Agreement, and (d) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, and (e) has the ability to bear the economic risks of this investment, (f) has had access to and has received such information regarding Buyer as is specified in subparagraph
               (b)(2) of Rule 502 promulgated under the Securities Act of 1933, as amended, and (g) without in any way limiting the Buyer's right or ability to rely on the representations and warranties made by Sellers in or pursuant to this Agreement, have been afforded prior to the Closing the opportunity to ask questions of, and to receive answers from, IBS and to obtain any additional information, to the extent IBS has such information or could have acquired it without unreasonable expense, all as necessary for each of Sellers, respectively, to make an informed investment decision with respect to the purchase of the Shares.

          (iv) Each of Sellers, respectively,  understands and acknowledges that
               (a) the Shares to be sold and issued hereunder are unregistered and may be required to be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available; (b) IBS is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to the Shares; and (c) Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Shares.

          (v) Each of Sellers, respectively, acknowledges that the representations and warranties of Buyer in this Agreement or documents provided for herein represent the sole and exclusive representations and warranties of Buyer to the Sellers in connection with the transactions contemplated hereby, and each of the respective Sellers understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of IBS) are specifically disclaimed by Buyer.

6. COVENANTS OF CLASS A MEMBERS PRIOR TO CLOSING DATE. From the date of this Agreement until Closing:

     A. GENERAL. Each of the Class A Members will use his best efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 9 and 11 of this Agreement).

     B. CONDUCT OF BUSINESS PENDING CLOSING. The Class A Members shall, except as otherwise consented to in writing by IBS, cause DesignFX to diligently conduct its business only in the ordinary course and consistent with prior practice and have maintained, kept and preserved its assets and properties in good condition and repair and maintained insurance thereon in accordance with present practice. Sellers shall use their best efforts to preserve the business and organization of DesignFX intact to keep available to Buyer the services of the present managers and employees of DesignFX, and to preserve for the benefit of Buyer the goodwill of the suppliers and customers of DesignFX and others having business relations with DesignFX. The Class A Members and/or Sellers shall give Buyer prompt written notice of any material change in or addition to any of the information contained in the representations and warranties made herein by the Class A Members and/or Sellers or in the Schedules to this Agreement which has occurred prior to the Closing Date. Without limiting the generality of the foregoing:

          (i) DesignFX will not, without IBS' prior written approval, amend, modify, supplement or otherwise alter its certificate of organization or Operating Agreement or merge or consolidate or obligate itself to do so with or into any other entity;

          (ii) DesignFX will not, without IBS' prior written approval, enter into any contract, agreement, commitment or other understanding or arrangement except for those in the ordinary course of business which do not result in the incurrence by DesignFX of an obligation in excess of $5,000.

          (iii)DesignFX will comply with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted;

          (iv) DesignFX will accurately prepare and duly and timely file all required federal, state, local and foreign Returns of DesignFX and pay all federal, state, local and foreign taxes (including, without limitation, taxes on properties, income, franchises, licenses and payrolls) shown on such Returns as required to be paid or otherwise payable without the preparation or filing of any Return;

          (v) DesignFX will not, without IBS' prior written approval, declare or make any payment of distributions to its members or upon or in respect of any Units, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any Units or securities; and,

          (vi) Neither the Class A Members nor DesignFX will, without IBS' prior written approval, perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in clauses (i) through (xiv) of Section 5.J of this Agreement.

     C. ACCESS, INFORMATION AND DOCUMENTS. Prior to the Closing Date, the Class A Members shall have given to Buyer and to Buyer's accountants, counsel and other representatives, full access during normal business hours to all property, contracts, commitments, books and records of DesignFX (including minute books and membership lists) and have furnished to Buyer all such documents and copies of documents (certified by a manager of DesignFX if requested) and information with respect to the affairs of DesignFX that Buyer have from time to time reasonably requested, and have notified Buyer as to any unusual problems or developments, if any, with respect to the business of DesignFX prior to the Closing.

     D. NO TRANSFERS. Sellers will not sell, assign, deliver or otherwise transfer any of the Units owned by them to any one or otherwise encumber or affect such Units, in any manner, except as contemplated by this Agreement.

     E. EXCLUSIVITY. For a period of sixty (60) days from the date of this Agreement, Sellers will not (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any equity interest, or any substantial portion of the assets, of DesignFX (including any acquisition structured as a merger, consolidation or equity exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing. Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     F. TRANSACTIONS IN IBS STOCK. Pending the Closing, Sellers shall not, directly or indirectly, effectuate or cause to be effectuated, purchases or sales of IBS' Common Stock.

7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to each of Sellers, as follows:

     A. ORGANIZATION AND STANDING. IBS is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware.

     B. LEGAL CAPACITY; NO RESTRICTIONS. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action required to authorize Buyer to enter into this Agreement and to carry out the transactions contemplated hereby has been properly taken; and this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Buyer in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to (a) any provision of the Buyer's respective certificates of incorporation or by-laws, as currently amended and in effect or (b) any franchise, mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, regulation, order, judgment or decree to which Buyer is a party or by which it (or any of its assets, properties, operations or business) may be bound, subject to or affected.

     C. COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Buyer has complied with all existing material federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, and neither the ownership nor use of Buyer's properties nor the conduct of their respective businesses conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any term or provision of their respective (i) certificates of incorporation or by-laws, as presently in effect, or (ii) any mortgage, indenture, deed of trust or material Encumbrances, lease, license or agreement or any law, ordinance, rule, regulation, order, judgment or decree to which Buyer are a party or by which they or any of their respective properties, assets or operations may be bound or affected or which might material adversely affect any such properties, assets or operations. Without limiting the generality of the foregoing, to the best knowledge and belief of the Buyer, neither of the Buyer nor any of their respective officers, directors, employees or agents has, directly or indirectly, made, promised to make, or authorized the making of, any offer, payment or gift of money or anything of value to any governmental official, political party or employee, agent or fiduciary of a customer, to obtain a contract for or to influence a decision in favor of Buyer where such offer, payment or gift was or would be, if made, in violation of any applicable law, nor has it maintained cash or anything of value, in an account or otherwise, not properly or accurately accounted for on the respective books and records of Buyer for this purpose.

     D. DISCLOSURE. None of the respective representations or warranties by the Buyer contained in this Agreement, and no information contained in any other instrument furnished or to be furnished by Buyer pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     E. INVESTMENT INTENT. Buyer are acquiring the Units for their own respective accounts for investment, and not with a view to the resale or distribution thereof.

     F. FINDERS' AND BROKERS' FEES. Neither IBS nor anyone on behalf of IBS, has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

     G. OPINION OF COUNSEL. Buyer will instruct its counsel to provide, at Buyer's expense, an opinion of its Counsel which will permit the Rule 144 legend to be removed from a Seller's stock certificate, provided that the Seller has provided IBS and its counsel with satisfactory proof that Seller has and will comply with the requirements of Rule 144.

8. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLERS. All statements contained in this Agreement and any Schedule, document, certificate or other instrument delivered by or on behalf of Sellers and/or DesignFX pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and agreements made by Sellers. Each statement, representation, warranty, covenant and agreement made or deemed made by Sellers shall survive the
     Closing Date until 24 months from the Closing Date. The statements, representations, warranties, covenants and agreements made or deemed made by Sellers in this Agreement shall not be affected or deemed waived by reason of the fact that Buyer or their representatives should have known that any such representation, warranty, covenant or agreement is or might be inaccurate in any respect unless Sellers can demonstrate that Buyer or their representatives had actual (and not merely constructive) knowledge that any such representations, warranty, covenant or agreement is inaccurate in such respect. Any furnishing of information to Buyer by Sellers pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of Sellers or DesignFX to which Buyer shall have access or any information obtained by, or made available to, Buyer as a result of any investigation made by or on behalf of Buyer prior to or after the date of this Agreement, shall not affect Buyer's right to rely on any statement, representation, warranty, covenant or agreement made or deemed made by Sellers in this Agreement and shall not be deemed a waiver thereof unless Sellers can demonstrate that Buyer or its representatives had actual (and not merely constructive) knowledge that any such statement, representation, warranty, covenant or agreement is inaccurate in such respect.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The purchase by Buyer of the Units is subject to the conditions set forth in this Article for the exclusive benefit of Buyer to be fulfilled on or prior to the Closing Date. Buyer may, however, waive the fulfillment of any of these conditions, either before or after the Closing Date, but any waiver, to be binding upon Buyer, must be by a writing duly executed by it. Sellers shall use commercially reasonable efforts to cause each condition to be fulfilled.

     A. REPRESENTATIONS. All representations and warranties of Sellers and/or DesignFX contained in this Agreement or in any Schedule, document, certificate or other instrument delivered by or on behalf of Sellers and/or DesignFX pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct when made and such representations and warranties shall be deemed to be, as of the Closing Date, true and correct in all material respects.

     B. PERFORMANCE OF AGREEMENTS. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers and/or DesignFX at or prior to the Closing Date shall have been duly and properly performed or fulfilled in all material respects.

     C. NO ADVERSE CHANGE. On the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business (financial or otherwise) of DesignFX from that shown or reflected in the Interim Financial Statements. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Buyer, materially and adversely affects or may materially or adversely affect the operations, business or prospects of DesignFX.

     D. DOCUMENTS. All documents required to be delivered to Buyer at or prior to the Closing Date shall have been duly delivered.

     E. OPINION OF SELLERS' COUNSEL. Buyer shall have received an opinion of Sellers' counsel, dated the Closing Date, substantially in the form attached as Exhibit A hereto.

     F. NO LITIGATION. On the Closing Date, except as set forth in Exhibit 5.S, no action or proceeding shall be pending or threatened by any person, firm, corporation, or governmental authority which questions, or seeks to enjoin or prohibit (a) the purchase and sale of the Units and the other transactions contemplated by this Agreement or (b) the right of DesignFX to conduct its operations and carry on its business in the normal course and in accordance with past practice.

     G. NO LEGISLATION. No legislation (whether by statute, regulation or otherwise) shall have been enacted or introduced subsequent to the date of this Agreement which, in the reasonable opinion of Buyer, materially and adversely affects or may materially and adversely affect the operations, business or prospects of DesignFX.


     H. EMPLOYMENT AGREEMENTS. Bowman, Aaron Friedman, John Ceci and Eric Davis shall have entered into written employment agreements acceptable to IBS.

     I. CAR LEASE OBLIGATIONS. DesignFX shall have relieved itself of all of its obligations under any and all car leases.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The sale of the Units by Sellers is subject to the conditions set forth in this Article for the exclusive benefit of Sellers to be fulfilled on or prior to the Closing Date. Sellers may, however, waive the fulfillment of any of these conditions, either before or after the Closing Date, but any waiver, to be binding upon Sellers, must be by a writing executed by, or on behalf of, them. Buyer shall use commercially reasonable efforts to cause each condition to be fulfilled.

     A. REPRESENTATIONS. All of the respective representations and warranties of each of the Buyer contained in this Agreement shall be true and correct in all material respects when made and such representations and warranties shall be deemed to be, as of the Closing Date, true and correct in all material respects.

     B. PERFORMANCE OF AGREEMENTS. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Buyer at or prior to the Closing Date shall have been duly and properly performed or fulfilled in all material respects.

     C. DOCUMENTS. All documents required to be delivered to Sellers at or prior to the Closing shall have been duly delivered.

11. DELIVERY BY SELLERS AT THE CLOSING. On the Closing Date, and subject to the terms and conditions set forth herein, Sellers shall deliver to Buyer:

     A. Certificates evidencing all of the outstanding Units, together with such instruments as Buyer may reasonably request to effect the sale, transfer and assignment of the Units from Sellers to the Buyer.

     B. Executed employment agreements for Bowman, Aaron Friedman, John Ceci and Eric Davis.

     C. A certificate of the Class A Members (and/or Sellers, where applicable) certifying that (a) all representations and warranties made and information furnished in all Schedules, lists, certificates or other written statements provided pursuant to this Agreement, are true and correct in all material respects on the Closing Date, and (b) all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Class A Members (and/or Sellers, where applicable) or DesignFX, prior to or at the Closing Date, have been performed or complied with in all material respects.

     D.   The opinion of Sellers' counsel.

     E.   The release from William and Anita Bowman referenced in Section 3.A.

     F. Evidence of approval of this Agreement and the transactions contemplated hereby by the Class A Members and the Sellers, and all consents and approvals required by each of the Class A Members, the Sellers and DesignFX to consummate the transactions contemplated hereby.

     G.   The   written   resignations   of  Bowman,   Rafkin   and   Gillespie,
          respectively, as managers of DesignFX.

     H. Written executed termination by Bowman and Rafkin, respectively, of their existing employment agreements with DesignFX.

     I. Executed employment agreements, in form satisfactory to IBS, of Bowman, Aaron Friedman, John Ceci and Eric Davis, respectively.

     J.   Such additional items as Buyer may reasonably request.

     K. Audit Letters, in form acceptable to Buyer from the law firms handling, respectively, any threatened or pending legal matter set forth on Schedule 5.S.

     L. Sellers shall have procured those third-party consents required in connection with the transactions contemplated herein.

12. DELIVERY BY BUYER ON THE CLOSING DATE. On the Closing Date, and subject to the terms and conditions set forth herein, Buyer shall deliver to Sellers:

     A.   The Closing Shares.

     B. Evidence of payment of $17,311.11 to William and Anita Bowman, as payment in full of DesignFX's indebtedness to them.

     C.   Such additional items as Sellers may reasonably request.


13. EXPENSES. Buyer shall bear and pay the legal, accounting and other expenses of Buyer associated with the consummation of the transactions contemplated hereby. DesignFX shall bear and pay the legal, accounting and other expenses of DesignFX associated with the consummation of the transactions contemplated hereby. Each Seller shall bear and pay his legal, accounting and other expenses associated with the consummation of the transactions contemplated hereby.

14. BUYER INDEMNIFICATION. Buyer shall indemnify and hold harmless the Sellers and their respective heirs, executors and legal representatives ("Seller Indemnitees") from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys', accountants and other professional fees, which may be sustained, suffered or incurred by any of the Seller Indemnitees arising from or by reason of or in connection with any breach of the representations, warranties or covenants made by Buyer herein. This indemnity shall survive the Closing Date; provided, however, that any claim for indemnity hereunder must be presented to the Buyer within twelve (12) months of the Closing Date. The liability of Buyer pursuant to this Section 14 shall be limited to the aggregate purchase price of the purchased Units.

15.  TERMINATION. This Agreement may be terminated as follows:

     A. TERMINATION BY BUYER. Buyer may, without liability to Sellers, terminate this Agreement by notice to Sellers (i) at any time prior to the Closing if a default shall be made by any of the Sellers in the observance or in the due and timely performance of any of the terms hereof to be performed by Sellers that cannot be cured at or prior to the Closing, or (i) at the Closing if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled.

     B. TERMINATION BY SELLERS. Sellers may, without liability to Buyer, terminate this Agreement by notice to Sellers (i) at any time prior to the Closing if a default shall be made by any of the Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (i) at the Closing if any of the conditions precedent to the performance of Sellers' obligations at the Closing shall not have been fulfilled.

     C. EFFECT OF TERMINATION. If this Agreement is terminated, this Agreement (except for this Section 15.C and Sections 13, 16 and 18), shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective managers, members, directors, officers or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved parties would otherwise have to bear. If this Agreement shall be terminated, each party will (i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers and other materials to the party furnishing the same or excise such information or secrets therefrom and all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for pubic distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such party to any third person to the detriment of the party furnishing such information.

16. PUBLICITY. No party shall issue any press release or make any public announcement relating tot he subject matter of this Agreement or otherwise publicize the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such press release or publicity by the Buyer or Sellers, as applicable; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making such disclosure).

17.  NOTICES.

     A. Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class certified mail, return receipt requested, postage pre-paid; or by telecopier or other electronic means, as follows:

                  If to Buyer:

                  IBS Interactive, Inc.
                  2 Ridgedale Avenue, Suite 350
                  Cedar Knolls, New Jersey 07927
                  Attention: Nicholas Loglisci, Jr., President

                  with a copy to:

                  Brian W. Seidman, Esq.
                  600 Third Avenue
                  New York, New York  10016

                  If to Sellers:

                  Peter Bowman
                  Attorney-in-Fact
                  501 Sunshine Drive
                  Voorhees, NJ 08043

                  with a copy to:

                  Arthur A. Dipadova, Esq.
                  Kulzer & Dipadova, PC
                  76 Euclid Avenue
                  Haddenfield, NJ 08033

     B. Any party hereto may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

18.  MISCELLANEOUS.

     A.   ENTIRE  AGREEMENT;   AMENDMENT.   This  Agreement  together  with  the
          Schedules attached hereto and made a part hereof constitutes the entire agreement of the parties with respect to the subject matter hereof and the transactions contemplated hereby and supercedes any prior oral or written understanding or agreement of the Sellers and Buyer with respect thereto. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

     B. SCHEDULES PART OF AGREEMENT. The Schedules referred to herein and delivered to Buyer pursuant hereto, including any amendments thereto or changes therein delivered to Buyer on or prior to the Closing Date, shall be deemed part of this Agreement as fully and effectively as if set forth at length herein. The terms used in said Schedules shall have the same meanings as such terms have in this Agreement unless a contrary intention is clearly manifested therein.

     C. SEVERABILITY. In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction for any reason, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining portion of such provision or the other provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     D. NO WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     E. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors and assigns. Except as hereafter provided, this Agreement shall not be assigned by either Buyer or Sellers and any attempted assignment shall be void.

     F. PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contemplated hereby. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

     G. HEADINGS. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

     H. GOVERNING LAW. THIS AGREEMENT AND ALL AMENDMENTS THEREOF SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) OF THE STATE OF NEW JERSEY.

     I. FURTHER ASSURANCES. Sellers and Buyer shall cooperate and take such actions and execute and deliver such other documents, at or prior to the Closing or subsequent thereto as may be reasonably requested by any other party hereto in order to carry out this Agreement and the transactions contemplated thereby.

     J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same Agreement.

     K. RIGHTS AND REMEDIES. All rights, powers and remedies afforded to a party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude assertion or seeking by a party of any other rights or remedies.

     L. CERTAIN DEFINITIONS. As used herein, the word "person" shall include an individual and entity of any kind.

     M. ATTORNEY-IN-FACT. Each Seller hereby appoints Peter Bowman as such Seller's attorney-in-fact and representative, to do any and all things and to execute any and all documents, in such Seller's name, place and stead, in any way which such Seller could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, amending, canceling, extending or waiving any term of this Agreement, to bring claims for and defend claims against liabilities and Additional Liabilities pursuant to the terms of this Agreement and to enter into settlement negotiations and to settle claims thereunder, and to accept notices pursuant to Section 17 of this Agreement. Each of the other parties hereto shall be entitled to rely, as being binding upon each Seller, upon any document reasonably believed by it to be genuine and correct and to have been signed by the attorney-in-fact, and no other party shall be liable to any Seller for any action taken or omitted to be taken by it on such reliance.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

/s/ Peter Bowman              /s/ Lawrence Rafkin     /s/ Robert Gillespie
---------------------         --------------------    ----------------------
Peter Bowman                  Lawrence Rafkin         Robert Gillespie


/s/ Robert Gillespie          /s/ Robert Gillespie    /s/ Joseph Calabro
---------------------         --------------------    ----------------------
Steven Rotella                Steven Swartz           Joseph Calabro


/s/ Febe Dwyer                /s/ Barbara Glass-Seran /s/ Clifford Seran
---------------------         --------------------    ----------------------
Febe Dwyer                    Barbara Glass-Seran     Clifford Seran


/s/ Stanley Lerner            /s/ Annette Monti       /s/ Christina Monti
---------------------         --------------------    ----------------------
Stanley Lerner                Annette Monti           Christina Monti


/s/ Jack Monti                /s/ Rogelio Valencia    /s/  Linda Valencia
---------------------         --------------------    ----------------------
Jack Monti                   Rogelio Valencia        Linda Valencia


/s/ Phyllis Wood
---------------------
Phyllis Wood



IBS INTERACTIVE, INC.



By:/s/ Nicholas Loglisci
   ___________________
   Nicholas Loglisci. President